SHARE PURCHASE AGREEMENT


         THIS AGREEMENT is made effective this 31st day of March, 2003.


BETWEEN:

                  ACHIEVERS PUBLISHING INC., a company incorporated pursuant to the laws of British Columbia with an office located at 355 Burrard Street, 11th Floor, Vancouver, British Columbia, V6C 2G8;

                  (the "Company")

                                                               OF THE FIRST PART

AND:
                  ARTO TAVUKCIYAN, the sole registered shareholder of ACHIEVERS PUBLISHING INC.;

                  (the "Vendors")

                                                              OF THE SECOND PART

AND:
                  ACHIEVERS MAGAZINE INC., a company incorporated pursuant to the laws of Nevada with an office located at 355 Burrard Street, 11th Floor, Vancouver, British Columbia, V6C 2G8;

                  (the "Purchaser")

                                                               OF THE THIRD PART

WHEREAS:

A. The Vendor is the registered owner of all of the issued and outstanding shares in the capital of the Company, being one hundred common shares without par value (the "Shares");

B. The Vendor has agreed to sell and the Purchaser has agreed to purchase the Shares upon the following terms and conditions; and

                  NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and mutual agreements and covenants herein contained, the parties hereby covenant and agree as follows:

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1.                COMPANY'S AND VENDOR'S REPRESENTATIONS

                  The Company and the Vendor, jointly and severally, represent and warrant to the Purchaser now and at the closing that:

         (a) the authorized capital of the Company consists of 100,000,000 common shares without par value of which one hundred common shares are issued as fully paid and non-assessable;

         (b) the Vendor is the registered holder of the Shares. The beneficial owners of the Shares are the Vendor (as to 84 of the Shares) and John Plaschinski (as to 16 of the Shares).

         (c) the Vendor has fully authority to transfer all of the Shares, including those beneficially owned by John Plaschinski, to the Purchaser in accordance with the terms of this Agreement.

         (d) the Shares are validly issued and are free and clear of all liens, charges and encumbrances;

         (e) no person, firm or corporation has any written or verbal agreement or option, understanding or commitment or any right or privilege capable of becoming an agreement for the purchase of the Shares, or any right capable of becoming an agreement for the purchase, subscription or issuance of any securities in the capital of the Company;

         (f) no dividends or other distribution on the Shares in the capital has been made, declared or authorized since incorporation;

         (g) the Company is a company duly incorporated under the Company Act of British Columbia is duly organized, validly exists and is in good standing under the laws of British Columbia;

         (h) the Vendor has good and sufficient right and authority to enter into this Agreement on the terms and conditions herein set forth and to transfer the legal title and beneficial ownership of the Share to the Purchaser;

         (i) the Company has good and marketable title to all of its assets, all of which assets are free and clear of all liens, charges and encumbrances;

         (j) the performance of this Agreement will not be in violation of the Memorandum or Articles of the Company or any of Agreement to which the Vendor is a party and will not give any person or company any right to terminate or cancel any agreement or any right enjoyed by the Company and will not result in the creation or imposition of any lien, encumbrance or restriction of any nature whatsoever in favour of a third party upon or against the Share or the Company's assets;

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         (k)              there  has  been no act of God,  damage,  destruction,
                  loss, labour disruption or trouble, or other event (whether or not covered by insurance) materially and adversely affecting any of the Assets or the organization, operations, affairs, business, properties, prospects or financial condition or position of the Company's business operations;

         (l) the Company holds all permits, licences, registrations and authorizations necessary to own and operate the Assets and carry on its business;

         (m) the Assets constitute all of the rights, assets and properties that are usually and ordinarily used or held for use in connection with or otherwise related to the operation of the Company's business;

         (n) the corporate records and minute books of the Company contain complete and accurate minutes of all meetings of the directors and shareholders of the Company held since incorporation;

         (o) all tax returns and reports of the Company required by law to be filed prior to the date hereof have been filed and are substantially true, complete and correct;

         (p) the Company has not, directly or indirectly, materially increased or agreed to increase the salary, pay, fringe benefits or other compensation of, or paid or agreed to pay any pension, bonus, share or profits or other benefit, compensation or payment to, or for the benefit of, any officers, employees or agents of its business, save and except remuneration paid to employees of the business in the usual and ordinary course of the operation of the business;

         (q) the Company has not, directly or indirectly, engaged or entered into any transaction or incurred any liability or obligation which might materially and adversely affect any of the Assets or the organization, operations, affairs, business, properties, prospects or financial condition or position of the Company's business;

         (r) there is no indebtedness of the Company or the Vendor to any person which might, by operation of law or otherwise, now or hereafte constitute or be capable of forming an encumbrance upon any of the Assets

         (s) the accounting records of the Company fairly and correctly set out and disclose in all material respects, in accordance with generally accepted accounting principles in Canada, consistently applied, the financial position and condition of the Company and all material financial transactions of the Company relating to the business have been accurately recorded in its records;

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

         (t) no action, suit, judgment, investigation, inquiry, assessment, reassessment, litigation, determination or administrative or other proceeding or arbitration before or of any court, arbitrator or governmental authority is in process, or pending or threatened, against or relating to the Company's business or any of the Assets and no state of facts exists which could constitute the basis therefor;

         (u) the Vendor has no knowledge of any occurrences or events which have, or might be reasonably expected to have a material adverse effect on the Company's business or its results of operations.

         (v) the Company's business complies with all applicable laws, including all environmental, health and safety statutes and regulations;

         (w) all outstanding forward commitments by or on behalf of the Company for the purchase or sale of its inventory have been made in accordance with established price lists of the Company or its suppliers;

         (x) there has not been any default in any term, condition, provision or obligation to be performed under any material contract to which the Company is a party, each of which is in good standing, in full force and effect;

         (y) there is no written, oral or implied agreement, option, understanding or commitment or any right or privilege capable of becoming any of the same, for the purchase from the Company of its business or any of the Assets, other than purchase orders accepted by the Company in the usual and ordinary course of the operation of its business;

         (z) none of the Assets is in any respect infringing the right of any person under or in respect of any patent, design, trade mark, trade name, copyright or other industrial or intellectual property;

         (aa) the Company has not made any collective bargaining agreement or other agreement with a trade union, labour union or other employees' association and the Company is not aware of any current attempt to organize or establish any trade union, labour union or other employees' association in connection with the business; and

         (bb) neither the Company nor the Vendor has any information or knowledge of any fact relating to the Company's business the
                  Assets or any indebtedness of the business or the transactions contemplated hereby which might reasonably be expected to affect, materially and adversely, any of the Assets or the organization, operations, affairs, properties, prospects or financial condition or position of the business.

2.       PURCHASER'S REPRESENTATIONS

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

                  The Purchaser represents and warrants to the Vendor now and at closing that:

         (a) the Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of Nevada;

         (b) as of the date of this Agreement, the Purchaser's authorized share capital consists of 75,000,000 shares of common stock with par value of $0.001 per share, of which 1,575,000 shares of common stock are issued and outstanding as fully paid and non-assessable shares;

         (c) the Vend-In Shares (as defined below) will, upon issuance, be validly issued, non-assessable and free and clear of all liens, charges and encumbrances;

         (d) the Articles and Bylaws of the Purchaser permit its to carry on its present and intended businesses, including the business currently conducted by the Vendor;

         (e) The corporate records and minute books of the Purchaser contain complete and accurate minutes of all meetings of the directors and shareholders of the Purchaser held since incorporation;

         (f)      the Purchaser has no knowledge of any:

                  (i) actions, suits, investigations or proceedings against the Purchaser which are in progress, pending or threatened;

                  (ii)     outstanding   judgments  of  any   kind  against  the
                           Purchaser; or

                  (iii) occurrences or events which have, or might reasonably be expected to have, a material adverse effect on the Purchaser's intended business.

         (g) the Purchaser has no subsidiaries and owns no interest in any corporation, partnership, proprietorship or any other business entity;

         (h) the Purchaser is not a party to any contracts, leases, licenses, commitments and other agreements relating to its assets or its business; amd

         (i)      There   are   no   outstanding   orders,   judgments,
                  injunctions,  awards or decrees of any  court,  arbitrator  or governmental or regulatory body involving the Purchaser. No suit, action or legal, administrative, arbitration or other proceeding or reasonable basis therefor, or, to the best of the Purchaser's knowledge, no investigation by any governmental agency, pertaining to the Purchaser or its assets is pending or has been threatened against the Purchaser which could adversely affect the financial condition or prospects of the Purchaser or the conduct of the business thereof or any of the Purchaser's assets or materially adversely affect the ability of the Purchaser to consummate the transactions contemplated by this Agreement.

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

3.                EFFECT OF REPRESENTATIONS

3.1 The representations and warranties of the Company, the Vendor and the Purchaser (the "Parties") set out above form a part of this Agreement and are conditions upon which the Parties have relied in entering into this Agreement and shall survive the acquisition of the Shares by the Purchaser.

3.2 The Parties will indemnify and save each other harmless from all loss, damage, costs, actions and suits arising out of or in connection with any breach of any representation, warranty, covenant, agreement or condition made by it and contained in this Agreement.

4.                PURCHASE AND SALE OF SHARES

                  The Purchaser hereby agrees to purchase from the Vendor and the Vendor hereby agrees to sell to the Purchaser an undivided 100% right, title and interest in and to the Shares in consideration of the Purchaser issuing 1,000,000 shares of common stock (the "Vend-In Shares") to the following persons at Closing:

                  (a)      840,000 shares of common stock to the Vendor; and

                  (b) an additional 160,000 shares of common stock to John Plaschinski.

5.                CLOSING

                  The sale and purchase of the Shares shall be closed at the office of the Purchaser at 10:00 A.M. (Pacific standard time) on March 31, 2004 or on such other date or at such other place as may be agreed upon by the parties (the "Closing Date" or "Closing").

6.                ACTIONS BY THE PARTIES PENDING CLOSING

                  From and after the date hereof and until the Closing Date, the Vendor and the Purchaser covenant and agree that:

         (a) the Purchaser, and its authorized representatives, shall have full access during normal business hours to all documents of the Company and shall have full access to inspect the Assets, and the Vendor shall furnish to the Purchaser or its authorized representatives all information with respect to the Company as the Purchaser may reasonably request;

         (b) the Vendor, and his authorized representatives, shall have full access during normal business hours to all documents relating to the Purchaser's affairs that the Vendor may reasonably request; and

         (c) the Company shall not enter into any contract or commitment to purchase or sell any interest in the Assets without the prior written consent of the Purchaser.

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

7.                CONDITIONS PRECEDENT TO THE VENDOR'S OBLIGATIONS

                  Each and every obligation of the Vendor to be performed on the Closing Date shall be subject to the satisfaction by the Closing Date of the following conditions, unless waived in writing by the Vendor:

         (a) The representations and warranties made by the Purchaser in this Agreement shall be true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made or given by the Closing Date; and

                  (b)      The Purchaser shall deliver to the Vendor:

                  (i) certificates representing 1,000,000 shares of common stock in the capital of the Purchaser registered and issuable as follows:

                                            Arto Tavukciyan   840,000
                                            John Plaschinski  160,000

                  (ii) a copy of resolutions of the Purchaser's Board of Directors authorizing the execution of this Agreement, the acquisition of the Shares and the issuance of the Vend-In Shares.

7.                CONDITIONS PRECEDENT TO PURCHASER'S OBLIGATIONS

                  Each and every obligation of the Purchaser to be performed on the Closing Date shall be subject to the satisfaction by the Closing Date of the following conditions, unless waived in writing by the Purchaser:

         (a) The representations and warranties made by the Company and the Vendor in this Agreement shall be true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made or given by the Closing Date;

         (b)              The Vendor shall deliver to the Purchaser:

                  (i) certificates representing the Shares issued in the name of the Vendor accompanied by duly executed irrevocable stock power of attorney to transfer the Shares to the Purchaser; and

                  (ii) a copy of resolutions of the Company's Board of Directors authorizing the transfer of the Shares from the Vendor to the Purchaser and the issuance of the Shares in the name of the Purchaser.

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

8.                FURTHER ASSURANCES

                  The Parties covenant and agree to do such further acts and execute and deliver all such further deeds and documents as shall be reasonably required in order to fully perform and carry out the terms and intent of this Agreement.

9.                ENTIRE AGREEMENT

                  This Agreement constitutes the entire agreement to date between the parties hereto and supersedes every previous agreement, communication, expectation, negotiation, representation or understanding, whether oral or written, express or implied, statutory or otherwise, between the parties with respect to the subject of this Agreement.

10.               TIME OF ESSENCE

                  Time shall be of the essence of this Agreement.

11.               TITLES

                  The titles to the respective sections hereof shall not be deemed a part of this Agreement but shall be regarded as having been used for convenience only.

12.               SEVERABILITY

                  If any one or more of the provisions contained herein should be invalid, illegal or unenforceable in any respect in any jurisdictions, the validity, legality and enforceability of such provisions shall not in any way be affected or impaired thereby in any other jurisdiction and the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

13.               APPLICABLE LAW

                  The situs of the Agreement is Vancouver, British Columbia, and for all purposes this Agreement will be governed exclusively by and construed and enforced in accordance with laws prevailing in the Province of British Columbia. The parties agree to attorn to the jurisdiction of the Courts of the Province of British Columbia.

14.               ENUREMENT

                  This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

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

                  IN WITNESS WHEREOF this Agreement has been executed as of the day and year first above written.


ACHIEVERS PUBLISHING INC.                   ACHIEVERS MAGAZINE INC.

per: /s/ Arto Tavukciyan                            per:  /s/ Arto Tavukciyan
------------------------                            -------------------------
Authorized Signatory                                Authorized Signatory


/a/ Arto Tavukciyan
-----------------------
Arto Tavukciyan







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